UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2013
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VILLAGE BANK AND TRUST FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-50765 (Commission File Number)	16-1694602 (IRS Employer Identification No.)

15521 Midlothian Turnpike Midlothian, Virginia (Address of principal executive offices)	23113 (Zip Code)

Registrant’s telephone number, including area code: (804) 897-3900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 19, 2013, Village Bank and Trust Financial Corp. (the “Company”) announced the appointment of William G. Foster, Jr., age 51, as President of the Company and its wholly-owned subsidiary, Village Bank (the “Bank”).   Mr. Foster was appointed on August 6, 2013, effective August 19, 2013.  A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated by reference into this Item 5.02.

In connection with the foregoing, on August 19, 2013, Thomas W. Winfree, the current President and Chief Executive Officer, notified the Company of his retirement.  Mr. Winfree’s retirement as President of the Company and the Bank is effective immediately, and he will continue to serve as Chief Executive Officer for a period of six months, at which point Mr. Foster is expected to become Chief Executive Officer.  When and if Mr. Foster becomes Chief Executive Officer of the Company and the Bank, he also will be appointed as a director of the Company and the Bank, subject to regulatory approval.

Mr. Foster had served as Senior Vice President and Chief Credit Officer of the Company since March 2012.  Prior thereto, he served as an independent consultant focusing on business restructuring, turnaround and strategic planning.  From March 1990 until April 2008, he served in several executive leadership roles with SunTrust Bank, including Group Executive Vice President-MidAtlantic Commercial Real Estate Banking, Senior Managing Director and Senior Credit Officer for Corporate and Investment Banking, Group Executive Vice President-MidAtlantic Commercial Banking Line of Business. Mr. Foster has over 25 years of banking industry experience.

In connection with the foregoing, the Company entered into an Employment Agreement, dated August 8, 2013, with Mr. Foster (the “Foster Employment Agreement”).  The term of the Foster Employment Agreement will continue until August 7, 2016, unless it is terminated earlier in accordance with its provisions. The Foster Employment Agreement provides for an initial base salary of $200,000 per year and, upon his becoming Chief Executive Officer, of $250,000 per year.  Mr. Foster also will be entitled to participate in all benefit plans available to senior executives of the Company and, upon becoming Chief Executive Officer, to short-term and long-term performance incentive targets each equal to 25% of his base compensation.  He is also entitled to participant in the Supplemental Executive Retirement Plan, with an annual benefit of $50,000 for 15 years.

Pursuant to the Foster Employment Agreement, Mr. Foster also will receive a grant of $100,000 shares of restricted stock pursuant to the terms of the Company’s Incentive Plan, which awards will vest 25% on each of the first and second anniversaries and 50% on the third anniversary.  A copy of the Foster Employment Agreement is attached as Exhibit 10.1 to this report and incorporated by reference into this Item 5.02.

Also in connection with this transition, the Company entered into a new Employment Agreement, dated August 9, 2013, with Mr. Winfree (the “Winfree Employment Agreement”).  The Winfree Employment Agreement will become effective when Mr. Winfree’s existing employment agreement expires on September 28, 2013, and the term will continue until the sooner of September 27, 2014 or his retirement. The Winfree Employment Agreement provides for an initial base salary of $214,200 per year.  Mr. Winfree also will be entitled to participate in all benefit and incentive plans available to senior executives of the Company.  A copy of the Winfree Employment Agreement is attached as Exhibit 10.2 to this report and incorporated by reference into this Item 5.02.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated August 8, 2013, by and between the Company and William G. Foster, Jr.

10.2	Employment Agreement, dated August 9, 2013, by and between the Company, the Bank and Thomas W. Winfree

99.1	Press release dated August 19, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VILLAGE BANK AND TRUST FINANCIAL CORP.
(Registrant)

Date: August 19, 2013	By:	/s/ Thomas W. Winfree
Thomas W. Winfree
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated August 8, 2013, by and between the Company and William G. Foster, Jr.

10.2	Employment Agreement, dated August 9, 2013, by and between the Company, the Bank and Thomas W. Winfree

99.1	Press release dated August 19, 2013.